10% SECURED PROMISSORY NOTE

Up to $400,000.00                                          Dated:  May 4, 2003

     FOR VALUE RECEIVED, the undersigned, NETWORK STORAGE SOLUTIONS, INC., a Delaware corporation ("Debtor"), hereby promises to pay to the order of IQ BIOMETRIX, INC., a Delaware corporation (the "Lender") or holder, at Fremont, California, or at such other place as Lender its assign may designate and so notify Debtor, the principal sum of up to Four Hundred Thousand and No/100 Dollars ($400,000.00), with interest thereon at an annual rate of ten percent, payable as described herein.

1. Payment of Principal and Interest.

         Debtor agrees to pay the original principal sum of up to $400,000.00, plus all interest accrued thereon, to the Lender as follows (the Maturity Date"):

                  (i) Fifteen (15) days after the Closing Date of that certain transaction between the Debtor and Maker contemplated pursuant to that certain Letter of Intent dated May 2, 2003 between Lender and Debtor (the "LOI") a copy of which is attached hereto as Exhibit A;

                  (ii) In the event that Debtor terminates that certain LOI, or the Definitive Agreement contemplated thereunder, at any time (other than by reason of Lender's material breach of the LOI or the Definitive Agreement, or Lender's failure to satisfy a closing condition to the Definitive Agreement), or a Definitive Agreement is not signed within forty-five days after the date of the Letter of Intent, then within fifteen (15) days of the date of the notice to Borrower of the existence of such condition;

                  (iii) In the event that the termination is mutually agreed to by the parties in writing, or Debtor has terminated by reason of Lender's material breach of this Letter of Intent or the Definitive Agreement, or Lender's failure to satisfy a closing condition, then within forty five (45) days of the date of the notice to Borrower of the existence of such condition.

          Debtor shall have the right, without penalty, to prepay the indebtedness represented hereby in part or in full at any time or times during the term hereof.

2. Collateral Security for Repayment. To secure repayment of the principal amount of this Note, all interest accrued thereon and all other amounts due and payable hereunder, Debtor hereby grants to Lender a security interest in all of the assets of Debtor, including the grant of an assignment of accounts receivable. Debtor shall execute and deliver concurrently herewith that certain Security Agreement between Debtor and Lender (the "Security Agreement") and that certain Agreement for the Assignment of Accounts Receivable between Debtor and Lender (the "Assignment Agreement").

3. Events of Default.

         (a) Definition. For purposes of this Note, the occurrence of any of the following events shall be an event of default ("Event of Default"):

                  (i) Debtor fails to pay when due the full amount of any principal payment under this Note or any interest payment, and nonpayment continues for five (5) days after the Maturity Date.

                  (ii) Debtor fails to timely perform any obligation, covenant or agreement made or owed by Debtor to Lender under this Note, the Security Agreement or the Assignment Agreement (collectively, the "Agreements"), or any other agreement executed in connection with the Agreements, or any other guarantor, pledgor or party to such Agreements fails to perform any of their respective obligations under any of the Agreements, and such default continues for a period of ten (10 days).

                  (iii) Debtor shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

                  (iv) Any involuntary proceeding shall be commenced against Debtor seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, (or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty
         (30) days.

                  (v) Except for those items of indebtedness in existence as of this date in excess of $50,000 and past due, as set forth in the attached Exhibit B, Debtor shall default in the payment of any of its indebtedness in excess of $50,000 beyond any applicable grace period, or shall default in its performance of any agreement binding upon it or its property.

                  (vi) This Note shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability hereof shall be contested or challenged by Debtor or any of its officers, directors or shareholders, or Debtor shall deny that it has any further liability or obligation under this Note.



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4. Remedies. Upon the occurrence of any Event of Default, the holder hereof may, at its option, declare the entire unpaid principal of this Note plus all interest accrued thereon immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable. In such event, the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to Debtor. Failure of the holder hereof to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default. If the holder hereof expands any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Debtor agrees to pay all collection costs and fees incurred by the holder, including reasonable attorneys' fees.
5. Waiver of Notice, Presentment, etc. Debtor waives notice, presentment, demand for payment, protest, notice of protest and nonpayment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consents to all extension without notice for any period or periods of time and partial payments, before or after demand for payment, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part of all of the collateral securing this Note, or to grant any other indulgences or forebearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

6. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note shall not be amended and Debtor shall not take any action herein prohibited, or omit to perform any act herein required to be performed by it, unless Debtor has received prior written consent from the Lender.

7. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California and the applicable laws of the United States of America. This Note is performable in Santa Clara County, California. Any action or proceeding under or in connection with this Note against Debtor or any other party ever liable for payment of any sums of money payable on this Note shall be brought in any state or federal court in Santa Clara County, California. Debtor and Lender each hereby irrevocably (i) submits to the exclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum.

8. Severability. Should any provision of this Note be declared or be determined by any court to be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Note, and the legality, validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9. Assignment. The rights of Lender under this Note may be assigned within the sole and absolute discretion of Lender without consent of or prior notice to Debtor.

10. THIS NOTE AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED BY DEBTOR IN CONNECTION WITH THE INDEBTEDNESS EVIDENCED BY THIS NOTE EMBODY THE FINAL, ENTIRE AGREEMENT OF DEBTOR AND THE LENDER WITH RESPECT TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF DEBTOR AND THE LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN DEBTOR AND THE LENDER.

         IN WITNESS WHEREOF, Debtor has caused a duly authorized officer to execute and deliver this Note as of the date first written above.

                                       Debtor

                                    Network Storage Solutions, Inc.


                                    -------------------------------
                                    Tom Makmann, President


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                                    Exhibit A
                                Letter of Intent


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                                    Exhibit B
                         Existing Items of Indebtedness